Exhibit 99.1

Daily Journal Corporation Acquires Revir Technologies, Inc.

Acquisition expands Daily Journal’s Courts, Justice, and Government technology offerings with Scout, a platform for managing, searching, and applying AI to large collections of digital assets and evidence.

LOS ANGELES, Calif. – October 15, 2026 – Daily Journal Corporation (Nasdaq: DJCO), a publishing and technology company, today announced its acquisition of Revir Technologies, Inc. (“Revir”), an Austin, Texas-based software company whose Scout platform helps law enforcement, prosecutors, corrections, and other justice and public safety agencies manage, search, and analyze large collections of digital evidence and files using artificial intelligence.

Scout addresses the growing volume and variety of digital evidence and records that agencies must collect, organize, review, and share. The platform indexes files from hundreds of sources, provides sophisticated search capabilities, and supports AI-assisted analysis. Scout operates within each customer’s own secure Amazon Web Services (AWS) environment, allowing agencies to retain control over their data, infrastructure, and associated costs.

Revir serves federal, state, and local law enforcement, public safety, and national security agencies. Its technology is available through established procurement channels and purchasing vehicles, including AWS Marketplace, SEWP, NASPO ValuePoint, OMNIA Partners, and Texas DIR.

Revir will continue to operate independently as part of Daily Journal’s newly established Courts, Justice, and Government Technology division alongside Journal Technologies, Inc. (“Journal Technologies”), the Company’s longstanding technology subsidiary. Founder and CEO Marc Messina and his team will continue to lead the ongoing development and growth of Scout. Existing customer contracts, partner integrations, and support remain in place.

“I’m delighted to welcome Marc and the Revir team to Daily Journal,” said Steven Myhill-Jones, Chairman and CEO of Daily Journal Corporation. “I’m impressed by their technology, their vision, and their approach to giving customers greater control over their data and costs. I believe there are considerable opportunities for Revir and Journal Technologies to serve common and related customers in complementary ways, including through our partners. We look forward to supporting Revir’s continued growth and its commitment to providing agencies with a compelling, lower-risk approach to managing critical information.”

“Agencies are often overwhelmed by growing volumes of digital evidence, and they shouldn’t have to give up control of their data to manage it,” said Marc Messina, founder and CEO of Revir. “Our deployment model gives law enforcement and justice agencies a powerful way to manage rapidly growing volumes of sensitive files and data while retaining control over their costs and long-term technology choices. With the backing of Daily Journal Corporation, we’ll have greater resources to pursue our vision and deliver on our commitments to customers.”

The transaction closed on October 13, 2026, and was funded with cash on hand. Financial terms were not disclosed. The acquisition is not expected to have a material effect on the Company’s financial condition or results of operations.

About Daily Journal Corporation

Daily Journal Corporation, based in Los Angeles, publishes news for California and Arizona, produces specialized publications, and handles public notice advertising. Its subsidiary, Journal Technologies, Inc., provides case management software to courts, justice agencies, and government organizations across about 37 states and internationally, supporting electronic case management and related online services like e-filing and fee payments.

About Revir Technologies, Inc.

Revir Technologies, Inc., based in Austin, Texas, provides Scout, a digital evidence management system that allows justice, public safety, and national security organizations to manage, search, and apply AI to large collections of unstructured files from many sources. Revir delivers solutions through its Fortress platform, enabling customers to retain control over their files, data, and AI processing.

For more information, visit revir.ai.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected benefits of the acquisition of Revir, potential opportunities for Revir and Journal Technologies to serve common and related customers, Revir’s continued development and growth, and the expected effect of the acquisition on the Company’s financial condition and results of operations. Certain statements contained in this press release are “forward-looking” statements that involve risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “should,” “believes,” “will,” “plans,” “estimates,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents we file with the Securities and Exchange Commission.

For further information please contact:

ir@dailyjournal.com